POWER OF ATTORNEY

We, Sun Stone New Media Limited, of Pasea Estate, Road Town, Tortola, British Virgin Islands, hereby appoint Scott D. Clemens and Karen M. Mower (each referred to herein as "Attorney"), jointly and severally, to be our true and lawful Attorney and in our name and on our behalf to approve, execute and to affix the company chop/Common Seal of the company (if required) to any Form 4 and Schedule 13D in connection with the sales of common shares of Sina Corporation, or amendments thereto or variations thereof, and any other related forms and documents to be filed with the United States Securities and Exchange Commission.  We hereby declare and confirm that all and each of the above documents executed by the Attorney and whatsoever that the Attorney has lawfully done or caused to be done in pursuance of or in contemplation of this Deed shall be good, valid and subsisting and as if the same are executed, sealed, delivered and done by us.  We hereby further ratify, confirm and agree at all times and from time to time to allow the ratification and confirmation of all and whatsoever the Attorney has lawfully done or caused to be done or shall lawfully do or cause to be done in pursuance of or in contemplation of this Deed and we shall be responsible for all claims and liabilities arising from this Deed.

This Deed shall be revoked by us at any time wholly or partially by serving a written notice of revocation to the Attorney provided that (1) such written notice shall be served to the Attorney by way of facsimile (Fax No. 852-2845-0476) to the Attorney's address at 14th Floor, Hutchison House, 10 Harcourt Road, Hong Kong Special Administrative Region, the People's Republic of China; and (2) such facsimile transmission has been received by the Attorney at the above address.  This Deed shall have no further effect after six months from the date hereof automatically unless it has been revoked in accordance with the manner as stipulated above.

This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong Special Administrative Region.

IN WITNESS whereof we have hereunder caused our Common Seal to be hereunto affixed on the 12th day of February 2004.

SEALED with the COMMON SEAL and  SIGNED by Director(s)/person(s) duly Authorised by Resolution of the board of directors of Sun Stone New Media Limited whose signature(s) in the presence of:-
)
)
)  /s/ DUAN YONGJI
)
)
[Common Seal of Sun Stone New Media Limited]

 /s/ JOSEPHINE LEUNG

Name: JOSEPHINE LEUNG
Address:  27th Floor, K. Wah Centre, 191 Java Road, North Point, Hong Kong
Occupation: Officer

POA_SSNM.doc